Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 29, 2024, with respect to the consolidated financial statements included in the Annual Report of UTStarcom Holdings Corp. on Form 20-F for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of UTStarcom Holdings Corp. on Form S-8 (Nos. 333-228392 and 333-272756).

/s/ GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

Shanghai, China

April 29, 2024